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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                 _____________



                                     FORM 8-K



                                  CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      August 7, 1995
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                         AMERIQUEST TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)


            Delaware                           1-10397           33-0244136
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    (State or other jurisdiction of          (Commission        (IRS Employer
           incorporation)                    File Number)    Identification No.)

 3 Imperial Promenade, Suite 300    Santa Ana, California          92707
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(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code             (714) 445-5000
                                                   ----------------------------

                                           N/A
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 (Former name or former address, if changed since last report)
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     ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.


          On August 7, 1995, the Registrant entered into a Purchase Agreement (the "Purchase Agreement") with Computer 2000 AG ("C2000") and Computer 2000 Inc., a wholly-owned subsidiary of C2000 ("Sub"), providing for an investment by C2000 or Sub in the Registrant as described below. As a result of the investment, C2000 will acquire a majority equity interest in and operating control of the Registrant. The transactions provided for in the Purchase Agreement and the related agreements are summarized below.

          PREVIOUS TRANSACTIONS.  On August 31, 1994, C2000 purchased 532,000
          ---------------------
shares of the Series C Preferred Stock of the Registrant for $1,330,000 ($2.50 per share). These shares have since been converted into 532,000 shares of the Common Stock of the Registrant.

          On October 10, 1994, through a trust account, Jochen Tschunke, the Chairman of the Board of C2000, loaned $600,000 to the Registrant in a private placement transaction pursuant to which Mr. Tschunke acquired a promissory note of the Registrant. The promissory note was converted on November 17, 1994 into 250,000 shares of the Registrant's Common Stock (at $2.40 per share) and warrants to purchase 250,000 additional shares, which warrants were initially exercisable at $3.50 per share (subsequently adjusted to $2.22 per share as described below) during the period commencing May 10, 1994 and ending November 10, 1998. Mr. Tschunke's purchase was part of a larger private placement in which investors provided funds necessary for the Registrant to acquire Ross White Enterprises, Inc. d/b/a National Computer Distributors ("NCD"). The warrants issued in such private placement were subject to an exercise price adjustment with respect to issuances of shares by the Registrant prior to May 14, 1995, and the conversion price of the exchangeable Promissory Notes to C2000 of $2.22 caused the exercise price of such warrants to be adjusted to $2.22.

          Pursuant to a Loan Agreement entered into as of November 14, 1994 (the "Loan Agreement") between C2000 and AmeriQuest 2000, Inc., a wholly-owned subsidiary of the Registrant (the "Borrower"), C2000 loaned $18 million to the Borrower (the "Loan"), as evidenced by the Borrower's exchangeable promissory notes (the "Exchangeable Promissory Notes"). The Exchangeable Promissory Notes bore interest at the rate of 6.5% per annum and were due and payable on February 28, 1995. The maturity date of the Exchangeable Promissory Notes has subsequently been extended several times and is currently August 18, 1995. The interest rate on the Exchangeable Promissory Notes increased on February 28, 1995 to 8.5% per annum. The proceeds of the Loan were loaned by the Borrower to the Registrant, which loan was evidenced by promissory notes of the Registrant (the "AmeriQuest Notes"). The Loan was secured, pursuant to a Note Pledge Agreement, by a pledge by the Borrower of a first priority security interest in the AmeriQuest Notes and, pursuant to a Stock Pledge Agreement, by a pledge by the Registrant of a security interest in (i) the shares of common stock of Robec, Inc., a Pennsylvania corporation ("Robec"), held by the Registrant, (ii) the shares of common stock of AmeriQuest/NCD, Inc., a Florida corporation ("AQ/NCD"), held by the Registrant, (iii) the shares of common stock of AmeriQuest/Kenfil, Inc., a Delaware
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corporation ("Kenfil"), held by the Registrant and (iv) all other securities of
Robec, AQ/NCD or Kenfil thereafter acquired by the Registrant or its affiliates.

          Concurrently with entering into the Loan Agreement, the Registrant and C2000 entered into an Investment Agreement (the "Investment Agreement") pursuant to which, among other matters, (i) in the event that C2000 or Sub assigned the Notes to the Registrant in accordance with the terms thereof, the Registrant would be obligated to issue to C2000 8,108,108 shares of the Registrant's Common Stock at an anticipated price of $2.22 per share (subject to adjustment); (ii) the Registrant was obligated to issue to C2000, and C2000 had the right to acquire, additional shares of the Registrant's Common Stock at an anticipated price of $2.22 per share (subject to adjustment) for an aggregate purchase price of $32,000,000; and (iii) the Registrant was obligated to grant certain option rights to C2000 to acquire additional shares of the Registrant's Common Stock.


          THE PURCHASE AGREEMENT. Due to changes in circumstances (including the continuing deterioration of the Registrant's financial condition) and the failure of certain conditions precedent to C2000's further investment in the Registrant under the terms of the Investment Agreement, C2000 entered into negotiations with the Registrant to amend or supersede the Investment Agreement. As a result of such negotiations, C2000, the Registrant and Sub entered into the Purchase Agreement on August 7, 1995 pursuant to which C2000 or Sub will, subject to certain conditions, acquire shares of the Registrant's Preferred Stock and options, warrants and certain other rights to purchase shares of the Registrant's Common and Preferred Stock in exchange for surrender of the Exchangeable Promissory Notes and payment of $31,250,000. Pursuant to the proposed transactions, C2000 and/or Sub will acquire control (approximately 62% of the outstanding voting capital stock) of the Registrant. At the closing provided for in the Purchase Agreement, expected to occur on or about August 21, 1995, subject to certain conditions, the Loan Agreement and the Investment Agreement will terminate and the following transactions, among others, will occur:

          (a) C2000 will assign the Exchangeable Promissory Notes to the Registrant in exchange for the issuance by the Registrant of 810,811 shares of the Registrant's Series A Preferred Stock (convertible into 8,108,110 shares of Common Stock, subject to adjustment) and warrants to purchase 657,289 shares of Series D Preferred Stock (convertible up to 6,572,890 shares of Common Stock, subject to adjustment) exercisable at $.53 per share of Series D Preferred Stock ($.053 per share of Common Stock on an as-if-converted to Common Stock basis).

          (b) C2000 or Sub will purchase from the Registrant, for $31,250,000, 1,785,714 shares of Series B Preferred Stock (convertible into 17,857,140 shares of Common Stock, subject to adjustment) and warrants to purchase 746,186 shares of Series D Preferred Stock (convertible into 7,461,860 shares of Common Stock, subject to adjustment) exercisable at $.53 per share of Series D Preferred Stock ($.053 per share of Common Stock on an as-if-converted to Common Stock basis).

          Assuming the exercise of the warrants referred to in paragraphs (a) and (b) above (the "Warrants"), the conversion of the Preferred Stock issuable upon such exercise, and the conversion of the Series A Preferred Stock and the Series B Preferred Stock,

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the Registrant will have issued 40,000,000 shares of Common Stock at an average purchase price of $1.25 per share and C2000 and Sub will own approximately 62% of the Registrant's outstanding voting stock.

          The Warrants referred to above will be exercisable in increments equal to approximately one-eighth of the total number of shares purchasable thereunder in the event that any of the following gross sales to targets (each a "Performance Milestone") is achieved by the Registrant during the eight quarters in the 24-month period ended June 30, 1997: $150 million for the first quarter, $160 million for the second quarter, $190 million for the third quarter, $200 million for the fourth quarter, $220 million for the fifth quarter, $230 million for the sixth quarter, $270 million for the seventh quarter and $280 million for the eighth quarter. However, whether or not the Registrant achieves any or all of the Performance Milestones, (i) Warrants for 700,000 shares of Series D Preferred Stock (convertible into 7,000,000 shares of Common Stock, subject to adjustment), in addition to the Warrants exercisable due to the achievement of any Performance Milestones, will become exercisable on and after July 31, 1996 and (ii) Warrants for the remaining shares of Series D Preferred Stock will become exercisable on or after July 31, 1997. Moreover, the Warrants may be exercised at any time to the extent required in order for C2000 and Sub to own 51% of the outstanding voting shares of the Registrant's capital stock. The Warrants will cease to be exercisable three years after the closing.

          (c) In consideration for C2000's exchange of the Exchangeable Promissory Notes and C2000's or Sub's additional investment of $31,250,000, as described in paragraphs (a) and (b) above, the Registrant will grant to C2000 or Sub the following pari passu rights with respect to other outstanding warrants, options and other rights to acquire shares of the Registrant's Common Stock that the Registrant has previously granted, or is obligated to grant in the future, to others:

              (i) If the Registrant issues in connection with its acquisition of Robec any shares in excess of 2,800,000 shares of Common Stock, including all shares already issued and all shares issued in the future, including shares issued upon the exercise of options or warrants granted, assumed or exchanged in connection with the Robec acquisition (such shares as are so issued in excess of 2,800,000 shares are referred to as the "Incremental Shares"), then C2000 or Sub will have the right, pursuant to certain warrants to be granted by the Registrant (the "Acquisition Maintenance Warrants"), to purchase that number of shares of Series E Preferred Stock as will be convertible into a number of shares of Common Stock that will be equal to the number of Incremental Shares that are issued in connection with the Robec acquisition. The exercise price of the Acquisition Maintenance Warrants will be $1.25 per share of Series E Preferred Stock ($.05 per share of Common Stock on an as-if-converted to Common Stock basis). The Acquisition Maintenance Warrants will become exercisable at such time, and from time-to-time, as Incremental Shares are issued and, with respect to each such issuance, will remain exercisable for six months.

              (ii) In connection with a private placement of equity securities in June 1995, the Registrant issued to investors, warrants to purchase up to 5,149,574 shares of Registrant's Common Stock at an exercise price of $1.05 per share (as adjusted) (the "Unit Warrants"). If and to the extent that any of the Unit Warrants are exercised, then C2000 or Sub will have the right, pursuant to certain warrants to be issued by the Registrant (the "Unit Maintenance Warrants"), to purchase that number of shares of Series F Preferred Stock that will be convertible into a number of shares of Common Stock equal to the shares issued upon the exercise of the Unit Warrants (the "Unit Warrant Shares"). The exercise price of the Unit Maintenance Warrants will be

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$5.25 per share of Series F Preferred Stock ($.525 per share of Common Stock on an as-if-converted to Common Stock). The Unit Maintenance Warrants will become exercisable only if and to the extent that any Unit Warrant Shares are issued and, each such issuance, will remain exercisable for six months.

              (iii) The Registrant will also grant to C2000 or Sub an option (the "Maintenance Option") to purchase that number of shares of Common Stock (or other equity securities, as applicable) that will be equal to the number of shares of Common Stock (or other equity securities) that the Registrant issues upon exercise or conversion of all currently outstanding options, warrants or other rights (other than shares subject to the Unit Maintenance Warrants and Acquisition Maintenance Warrants) to acquire (upon conversion or otherwise) any shares ("Additional Shares") of Common Stock or other equity securities of the Registrant. The Maintenance Option will become exercisable from time-to-time with respect to each issuance of an Additional Share upon the issuance of such Additional Share, will terminate six months thereafter (subject to extension under certain circumstances) and will be exercisable for the same consideration and on the same terms as the consideration for which and terms under which such Additional Shares are issued.

          (d) Concurrently with C2000 or Sub's acquisition of a majority of the Registrant's outstanding voting capital stock, changes will be made in the Registrant's Board of Directors and management. Upon the closing, three of the Registrant's existing directors, Terren Peizer, Eric J. Werner and William Silvis, will resign from the Board (Gregory A. White resigned as a director effective July 11, 1995) and five persons designated by C2000 will be appointed directors of the Registrant. These designees, who will constitute a majority of the Registrant's Board of Directors, are Steve DeWindt, Klaus J. Laufen and Dr. Harry Krischik, who are three of C2000's four co-presidents, Mark Mulford, who is a Managing Director of Frontline Distribution Ltd., a United Kingdom corporation that is C2000's largest non-German subsidiary, and Holger Heims, C2000's Director of Investment, Tax and Legal. Mr. DeWindt will become Chairman of the Board and Chief Executive Officer of the Registrant, and Mr. Mulford will become the Registrant's President and Chief Operating Officer. Background information regarding these individuals, as well as certain other information, has been mailed to the Company's stockholders in accordance with Rule 14f-1 under the Securities Exchange Act of 1934. Upon appointment of C2000's designees to the Board, the Registrant will enter into an indemnification agreement with them and will use commercially reasonable efforts to maintain directors' and officers' liability insurance for their benefit. In addition, the Registrant will enter into similar indemnification agreements with each existing director of the Registrant, and each of those directors, AmeriQuest and C2000 will enter into mutual releases for any claims either party may have against the other, with certain exceptions. Harold L. Clark, the Registrant's Chief Executive Officer, and Stephen G. Holmes, the Registrant's Secretary, Treasurer and Chief Financial Officer, are expected to resign following the closing and execution by them of mutually acceptable severance agreements is a condition to closing. Under an amendment entered into by the Registrant and Robec on August 11, 1995 to their agreement for the Registrant's acquisition of Robec, Robert H. Beckett, President of Robec, Inc., is to be appointed to the Registrant's Board of Directors following the completion of the Robec acquisition.

          Under the Purchase Agreement, C2000 and Sub have agreed that, for a three year period following the closing, the Registrant or any subsidiary of the Registrant will not (i) merge or consolidate with C2000, Sub or any of their affiliates, (ii) sell or otherwise dispose of all or substantially all its assets to C2000, Sub or any of their affiliates or (iii) adopt any plan of liquidation or dissolution proposed by C2000, Sub or any of their affiliates unless the transaction is approved by the affirmative vote of at least two-thirds of the outstanding shares of Common Stock of the Registrant held by shareholders other than C2000, Sub or their affiliates or unless the fair market value of the

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consideration received by holders of the Registrant's Common Stock is at least
$1.25 per share.

          The Purchase Agreement also provides that, if the Registrant incurs any liability, costs or expenses in connection with certain contingencies (primarily related to existing litigation and employee terminations) in excess of $2,000,000, then the Registrant may be required to issue to C2000 or Sub additional shares of Common Stock equal to the amount of such excess divided by $1.25. Further, pursuant to the Purchase Agreement, the Registrant has agreed to indemnify C2000, Sub and their representative shareholders, officers, directors, agents, employees, representatives, attorneys, successors and assigns from losses, costs, expenses and damages arising out of any misrepresentation or breach by the Registrant under the Purchase Agreement or the related agreements in excess of $100,000 in the aggregate. Such indemnity will, at C2000's or Sub's option, be payable in cash or shares of the Registrant's Common Stock valued at the lesser of $1.25 or the then current market price based on a five day average.

          The closing of the Purchase Agreement is subject to a number of conditions, including receipt of consents and approvals of financial institutions, the satisfactory completion by the Registrant of the divestiture of the Registrant's Singapore subsidiary, the accuracy as of the closing of the Registrant's representations in the Purchase Agreement, the performance by the Registrant of its covenants under the Purchase Agreement and C2000's and Sub's reasonable satisfaction with the Registrant's business, financial condition, prospects, employee, vendor and creditor relations, status of the Robec acquisition and any litigation involving the Registrant. While the Purchase Agreement provides that if the Closing does not occur on or before August 20, 1995, either party may terminate the Purchase Agreement, the Registrant, C2000 and Sub all expect to close the transaction on or about August 21, 1995.

          REGISTRATION RIGHTS.  All of the shares of the Registrant's Common
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Stock to be issued to C2000 or Sub in the above-described transactions (the
"Registrable Securities") will be restricted securities, subject to the resale restrictions of Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"). The Registrant, C2000 and Sub have entered into a Registration Rights Agreement which provides that C2000 or Sub can require the Registrant to register the Registrable Securities with the Securities and Exchange Commission on Form S-3, or other appropriate form if Form S-3 is not available, and keep such registration effective for three years. C2000 and Sub also have the right to require the Registrant to file a registration statement under the Securities Act covering the registration of the Registrable Securities then outstanding having an aggregate offering price to the public of not less than $5,000,000 in which event the Registrant will be required (a) to use its best efforts to effect, within 100 days following the receipt of such request, the registration under the Securities Act of all Registrable Securities which C2000 or Sub requests to be registered and (b) to keep such registration effective for up to 120 days. C2000 and Sub also have the right to include in any registration initiated by the Registrant the Registrable Securities held by either of them.

          NO SHAREHOLDER APPROVAL FOR THE TRANSACTIONS UNDER THE PURCHASE
          ---------------------------------------------------------------
AGREEMENT.  The transactions provided for in the Purchase Agreement would
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normally require approval of shareholders according to the Shareholder Approval
Policy of the New York Stock Exchange (the "Exchange"). The Audit Committee of the Board of Directors of the Registrant determined that delays necessary in securing shareholder approval prior to the proposed transaction would seriously jeopardize the financial viability of the Registrant. The Registrant is financially distressed and in the opinion of the Audit Committee, financial survival is heavily dependent upon effecting the proposed transaction with C2000 at the earliest practicable date. Because of the determination, the Audit

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Committee, pursuant to an exception provided in the Exchange's shareholder approval policy for such a situation, expressly approved the Registrant's omission to seek the shareholder approval that would otherwise have been required under that policy. The Exchange has accepted the Registrant's application of the exception.

          AUTHORIZATION OF ADDITIONAL SHARES OF COMMON STOCK. The authorized
          --------------------------------------------------
number of shares of the Registrant's Common Stock are insufficient to accommodate the transactions provided for in the Purchase Agreement and the exercise of currently outstanding options, warrants and conversion rights that the Registrant granted prior to the Purchase Agreement. It is contemplated that, as soon as practicable following the closing, the Registrant will seek to amend its Articles of Incorporation to increase the authorized shares of Common Stock and, as required, seek approval to increase authorized shares under applicable employee stock option plans and with respect to outstanding options or other rights that require shareholder approval, and that C2000 and Sub will vote for such amendments and increases. The Preferred Stock to be issued pursuant to the Purchase Agreement will automatically convert to Common Stock at such time as the additional requisite shares of Common Stock are authorized.

          SOURCE OF FUNDS FOR INVESTMENT.  In connection with the investment,
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C2000 will contribute the Exchangeable Promissory Notes to Sub.  Sub will also borrow a total of $32,000,000 from Deutsche Bank AG-New York Branch and Chemical Bank. The loans are due and payable on September 1, 1995. On or prior to September 1, 1995, C2000 will make a capital contribution to Sub sufficient to allow Sub to pay off the loans from Deutsche Bank and Chemical Bank.

          Pursuant to General Instruction F of Form 8-K, the following documents are incorporated by reference herein and attached as exhibits hereto:

          ITEM 5. OTHER EVENTS.
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          Effective as of July 11, 1995, Mr. Greg White resigned from the
Registrant's Board of Directors. Mr. White's resignation was rendered concurrently with his resignation as Registrant's Chief Operating Officer.

          ITEM 8. CHANGE IN FISCAL YEAR.
          -----------------------------
          As part of the transactions described in Item 1 above, Registrant will change its fiscal year end to September 30 to coincide with C2000's fiscal year end. The change will be reflected in the Registrant's Form 10-Q for the period ending September 30, 1995.

          Exhibits
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          1.  Purchase Agreement dated as of August 7, 1995 by and among
AmeriQuest Technologies, Inc., Computer 2000 AG and Computer 2000, Inc., and related exhibits attached to the Purchase Agreement.

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 12, 1995                      AMERIQUEST TECHNOLOGIES, INC.


                                            By:  /s/ Stephen G. Holmes

                                            Name:  Stephen G. Holmes

                                            Its:   Secretary

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